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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports in the Registration Statement (Form S-3) and related Prospectus of EXCO Resources, Inc. for the registration of 5,089,000 shares of its common stock to be filed with the Securities and Exchange Commission on April 1, 1998, and to the incorporation by reference therein of our reports dated February 11, 1998 (except for the second paragraph of Note 10 for which the date is March 31, 1998), with respect to the financial statements of EXCO Resources, Inc. and to the incorporation by references therein of our report dated February 11, 1998 with respect to the statements of operating revenues and direct operating expenses of the Maverick County Properties in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                   Ernst & Young LLP


Dallas, Texas
April 1, 1998